EXHIBIT 32

                                  CERTIFICATION
                          PURSUANT TO 18 U.S.C. ss.1350

         In connection with the report on Form 10-Q of Janel World Trade, Ltd. for the quarter ended June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: August 14, 2003             /s/ James N. Jannello
                                  ----------------------------------------------
                                  James N. Jannello, Executive Vice President &
                                  Chief Executive Officer

Date: August 14, 2003             /s/ Stephen P. Cesarski
                                  ----------------------------------------------
                                  Stephen P. Cesarski, President & Chief
                                  Operating Officer

Date: August 14, 2003             /s/ Linda Bieler
                                  ----------------------------------------------
                                  Linda Bieler, Controller & Chief Financial and
                                  Accounting Officer


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